Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of mF International Limited on Form F-1 (File No. 333-274158) of our report dated May 26, 2023, except for Note 13 and Note 16 as to which the date is August 22, 2023, with respect to our audit of the consolidated financial statements of mF International Limited as of December 31, 2022 and for the year then ended. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-274158) incorporated by reference in this Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

April 19, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com